EXHIBIT 8.1

June 21, 2021

Popular, Inc.

209 Muñoz Rivera Avenue

Hato Rey, Puerto Rico 00918

Dear Sirs:

As special counsel for Popular, Inc. (the “Company”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”), of 500,000 shares of common stock of the Company (the “Shares”), par value $0.01 per share, issuable from time to time under the Company’s Dividend Reinvestment and Stock Purchase Plan, we have examined the prospectus relating to the Shares (the “Prospectus”) contained in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about the date hereof and have reviewed the summary of certain Federal and Puerto Rico income tax considerations of the proposed offering described in the Prospectus (the “Summary”) appearing under the caption “Certain Tax Consequences of Participating in the Plan,” “General Tax Consequences,” “Puerto Rico Income Tax Consequences,” and “Federal Income Tax Consequences.” We have also reviewed such other documents and instruments and have examined such questions of law as we have considered necessary for the purpose of this opinion.

It is our opinion that the statements of law contained in the Summary, subject to the limitations stated in the Summary and below, while not purporting to discuss all Federal and Puerto Rico income tax ramifications of the offering, are accurate statements of the principal Federal and Puerto Rico tax consequences to the investors who purchase Shares in the offering described in the Prospectus.

Our opinion is based upon the review of the Prospectus and of applicable Federal and Puerto Rico income tax statutes, regulations, rulings and decisions, as now in effect. A change in any of the foregoing could necessitate a change in our opinion. In addition, our opinion pertains only to the accuracy of the statements of law contained in the Summary. As to the statements of fact, we are relying upon your representation that such factual matters are accurate.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Pietrantoni Méndez & Alvarez LLC